UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2015

HAMPSHIRE GROUP, LIMITED

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-20201 (Commission File Number)	06-0967107 (I.R.S. Employer Identification No.)

114 W. 41st Street, New York, New York (Address of principal executive offices)	10036 (Zip code)

(212) 840-5666

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On December 11, 2015, Hampshire Group, Limited (the “Company”) released its earnings for the fiscal quarter and year ended December 31, 2014. A copy of the Company’s press release in respect thereof is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information being furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 2.06	Material Impairments.

As previously reported, on September 15, 2015, pursuant to the terms of a Stock Purchase Agreement dated as of April 10, 2015, as amended (the “Rio Agreement”), the Company and Hampshire International, LLC completed the sale of the stock of Rio Garment, S.A. (“Rio”) to Rio Asset Holdco, LLC and Rio Asset Holdings, LLC.

Following the closing of the Rio Agreement on September 15, 2015, management of the Company determined that the fixed assets, goodwill and the identified intangible assets of customer relationships and a non-compete agreement recorded in connection with the original acquisition of Rio were impaired at December 31, 2014, and as result, the Company recorded non-cash impairment charges of $1.4 million to fixed assets, $0.5 million to goodwill and $11.5 million to intangible assets in the fourth quarter of 2014.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Hampshire Group, Limited dated December 11, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAMPSHIRE GROUP, LIMITED

By:	/s/ William Drozdowski
Name: William Drozdowski
Title: Interim Chief Financial Officer

Dated: December 11, 2015

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Hampshire Group, Limited dated December 11, 2015.